EXHIBIT 99.1

Valeant Pharmaceuticals Agrees to Acquire Dermik
MISSISSAUGA, Ontario, July 11, 2011 /PRNewswire via COMTEX/ --

Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) announced today that Valeant and its subsidiary, Valeant International (Barbados) SRL (VIB), have signed an agreement to acquire Dermik, a dermatology unit of Sanofi (EURONEXT: SAN and NYSE: SNY) in the U.S. and Canada, as well as the worldwide* rights to Sculptra® Aesthetic (injectable poly-L-lactic acid). Dermik has a significant presence in the medical dermatology market in the United States and Canada with a strong field force and well-known brands. Dermik's portfolio includes leading therapeutic and aesthetic dermatology brands such as Benzaclin® for the treatment of acne, Carac® for the treatment of keratoses and Sculptra®, a facial injectable for the correction of facial wrinkles and folds.

Valeant will pay Sanofi approximately $425 million for all Dermik assets, including available inventories of approximately $18 million, which consist of an aesthetic and therapeutic business in the United States and Canada, as well as a widely dispersed aesthetic business around the world. Also included in the scope is Sanofi's Laval, Canada site, which includes Dermik's manufacturing facility that currently produces approximately 70 formulations and over 200 presentations of tablets, capsules, non-sterile liquids, ointments and creams for both Sanofi products as well as 3rd parties. Total 2010 revenues including contract manufacturing revenues are approximately $240 million. The transaction is subject to certain closing adjustments and regulatory approvals, including the termination or expiration of Hart-Scott-Rodino waiting period, and is expected to be accretive in 2011.

"We are pleased to add another strong dermatology franchise to our growing operations in the U.S. and Canada," stated J. Michael Pearson, chairman and chief executive officer. "Dermik's assets, both in the medical and aesthetic therapeutic areas, provide us with exciting opportunities to leverage our combined portfolios in our current markets as well as options to expand Valeant's presence to other territories. Furthermore, the manufacturing facility will provide increased capacity for our future growth initiatives in the U.S. and Canada."

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Caution Regarding Forward-Looking Information

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, "forward-looking statements").

These forward-looking statements relate to, among other things, the closing of the acquisition of Dermik by Valeant, the impact of Dermik's business on Valeant's dermatology portfolio, Valeant's expansion into other territories and growth initiatives and the expected timing of the acquisition to be accretive. Forward-looking statements can generally be identified by the use of words such as "believe", "anticipate", "expect", "estimate", "intend", "continue", "plan", "project", "will", "may", "should", "could", "would", "target", "potential" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the closing of the acquisition of Dermik by Valeant, the impact of Dermik's business on Valeant's dermatology portfolio, Valeant's expansion into other territories and growth initiatives and the expected timing of the acquisition to be accretive, and the risk factors as detailed from time to time in Valeant's reports filed with the Securities and Exchange Commission ("SEC") and the Canadian Securities Administrators ("CSA").

* except France

Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com

SOURCE Valeant Pharmaceuticals International, Inc.